UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2016
Date of Report (Date of earliest event reported)

HANDENI GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 33507 Plot 82A, ITV Road, Mikocheni Light Industrial Area Dar es Salaam, the United Republic of Tanzania	N/A
(Address of principal executive offices)	(Zip Code)

+255-222-70-00-84
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2016, we filed a certificate of amendment to our Articles of Incorporation in order to effect a reverse stock split (the "Reverse Split") in our issued and outstanding shares of common stock on a one-new for 150-old shares basis such that our issued and outstanding shares of common stock have decreased from 321,416,653 shares to 2,142,848 shares. The Reverse Split became effective with FINRA on June 8, 2016. In connection with this Reverse Split, we have been assigned the new CUSIP number 41024A202.

Section 7 - Regulation FD

Item 7.01       Regulation FD Disclosure

The Reverse Split became effective with FINRA at the opening for trading June 8, 2016, under the stock symbol "HNDID". The "D" at the end of our symbol will be removed from the symbol in 20 business days. Our new CUSIP number is 41024A202.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
3.1	Certificate of Amendment as filed with the Nevada Secretary of State on May 24, 2016.
99.1	News Release dated June 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HANDENI GOLD INC.
DATE: June 8, 2016	/s/ Reyno Scheepers Reyno Scheepers President, CEO and a director

__________